Exhibit 10(g)(iii)

November 11, 2004

American Medical Alert Corp.

3265 Lawson Blvd.

Oceanside, NY 11572

Re:	Add-On-Properties LLC with American Medical Alert Corp.
Lease on premises 3255 Lawson Blvd., Oceanside, New York

To Whom It May Concern:

The undersigned, Add-On-Properties LLC, Landlord of the above-stated premises pursuant to Lease dated September 30, 1997, hereby acknowledges that American Medical Alert Corp. has vacated and surrendered possession of the premises as of November 1, 2004, and the undersigned has agreed to terminate the Lease effective as of said date. American Medical Alert Corp. acknowledges that it has vacated and surrendered possession of the premises and has no claim with reference thereto pursuant to the terms and provisions of the aforementioned Lease.

The undersigned further agrees to waive and release American Medical Alert Corp. from any further obligations it may have pursuant to the terms and the provisions of the aforementioned Lease which would have continued until September 30, 2007.

The Lease is considered null and void with no further obligation on the part of American Medical Alert Corp. to Add-On-Properties LLC.

Add-On-Properties LLC

By:	/s/ Howard Siegel
Howard M. Siegel

American Medical Alert Corp.

By:	/s/ Richard Rallo